Exhibit 5.1

Dieterich & Mazarei

11300 West Olympic Boulevard, Suite 800

Los Angeles, California 90064

May 6, 2010

Platinum Studios, Inc.

11400 W. Olympic Blvd., 14th Floor

Los Angeles, California 90064

Gentlemen:

I refer to the amended Registration Statement on Form S-1, the “Registration Statement” filed by Micro Imaging Technology, Inc., a California corporation (the “Company”), with the United States Securities and Exchange Commission under the Securities Act of 1933, relating to the offer, by the selling shareholders listed therein and the Company, of 11,000,000 shares of common stock, $0.01 par value per share (the “Stock”).

As counsel to the Company, I have examined such corporate records, documents and questions of law as I have deemed necessary or appropriate for the purposes of this opinion, including a review of applicable federal law.  In these examinations, I have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to me as copies.  As to various questions of fact material to this opinion, I have relied upon statements and certificates of officers and representatives of the Company.

Based upon of this examination, I am of the opinion that under California law, including the statutory provisions, all applicable provisions of the California constitution and reported judicial decisions interpreting those laws, the 11,000,000 shares of stock offered by the selling shareholder have been validly authorized, and will be legally issued, fully paid, and non-assessable upon declaration of the effectiveness of the Company’s Registration Statement on Form S-1. If any of the 11,000,000 shares are transferred or sold in accordance with the terms of the prospectus, they would continue to be legally issued, fully paid, non-assessable shares of the Company.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and with such state regulatory agencies in states that may require filings in connection with the registration of the Stock for an offer and sale in those states.

Respectfully,

/s/ Christopher Dieterich

Christopher H. Dieterich,

for Dieterich & Mazarei